UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 140 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Copies to: Gregory Sichenzia, Esq. Jeff Cahlon, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, NY 10006 Telephone: (212) 930-9700 Fax: (212) 930-9725 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2013 (the “Closing Date”), Las Vegas Railway Express, Inc. (the “Company”), entered into and closed a purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which the Company sold to the Investor a senior secured convertible promissory note in the principal amount of $1,750,000 (the “Note”), and warrants to purchase 6,000,000 shares of common stock (the “Warrants”), for an aggregate purchase price of $1,750,000. The Note matures on June 30, 2014, bears interest at the rate of 10% per year payable on maturity in cash or shares of common stock at the Company’s option (subject to certain conditions), and is convertible into shares of the Company’s common stock at a conversion price equal to the lower of (i) $0.035 or (ii) the  volume weighted average price of the common stock for the ten trading days immediately following the effective date of the Company’s planned reverse stock split, in each case subject to adjustment in the event of future stock splits, stock dividends, and similar transactions, or in the event of subsequent equity sales by the Company at a price lower than the conversion price then in effect. The Warrants have a five year term, are exercisable on a cash or cashless basis, and have an exercise price equal to the lesser of (i) $0.05 or (ii) 135% of the volume weighted average price of the common stock for the ten trading days immediately following the effective date of the Company’s planned reverse stock split, in each case subject to adjustment in the event of future stock splits, stock dividends, and similar transactions, or in the event of subsequent equity sales by the Company at a price lower than the exercise price then in effect.

The Company’s obligations under the Note are secured by substantially all of the Company’s assets pursuant to a security agreement, dated November 22, 2013 (the “Security Agreement”), between the Company and the Investor.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

The forgoing descriptions of the Purchase Agreement, the Note, the Warrants and the Security Agreement, are qualified in their entirety by reference to the full text of the Purchase Agreement, Note, the Warrants, and the Security Agreement, copies of each of which are attached as exhibits hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: November 26, 2013	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer